UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2009
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 3, 2009, Calumet Shreveport Fuels, LLC (“Calumet”), a wholly owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into Amendment No. 2 to Crude Oil Supply Agreement (the “Agreement”) with Legacy Resources Co., L.P. (“Legacy”). The Amendment, effective as of November 1, 2009, modifies the market-based pricing mechanism established in the Crude Oil Supply Agreement by and between Calumet and Legacy, under which Legacy supplies the Partnership’s Shreveport refinery with a portion of its crude oil requirements on a just in time basis.
     Because Legacy is owned in part by The Heritage Group, an affiliate of our general partner, and our chief executive officer and president, F. William Grube, the terms of the Amendment were reviewed by the Partnership’s conflicts committee, which consists entirely of independent directors. The conflicts committee approved the Amendment after determining that the terms of the Amendment are fair and reasonable to the Partnership.
     The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to Crude Oil Supply Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

	By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary
December 3, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Crude Oil Supply Agreement.